CUSIP NO. 85256P 10 6	SCHEDULE 13G	Page 20 of 20

EXHIBIT B

REFERENCE TO KEVIN KUNZ AS ATTORNEY-IN-FACT

Kevin Kunz has signed the enclosed documents as Attorney-In-Fact. Copies of the applicable Powers of Attorney were previously filed as exhibits to the Forms 3 filed by each of the Reporting Persons with respect to their Staktek Holdings, Inc. shares on February 5, 2004 and are incorporated by reference herein.